UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

CEL-SCI CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802
Vienna, VA 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

As of May 15, 2015 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trial. On May 16, 2018 the Company agreed to issue Ergomed 600,000 restricted shares of the Company’s common stock in partial payment of the amount the Company owed Ergomed.

Item 3.02    Unregistered Sales of Equity Securities

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with sale of the shares described in Section 1.01 of this report. The person who acquired these shares was a sophisticated investor and was provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the offer or sale of these securities. The person who acquired these shares acquired them for its own account. The certificates representing the shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the sale of these shares.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

10.3	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: May 21, 2018	By:	/s/ Patricia B. Prichep
Patricia B. Prichep
Senior Vice President of Operations

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